Exhibit 10.1

CONVERTIBLE

DRAWDOWN NOTE

AMENDMENT NO. 1

Up to $1,750,000

January 19, 2012

FOR VALUE RECEIVED, the undersigned, North Springs Resources Corp., a Nevada corporation (the “Maker”), hereby promises to pay to the order of Kazuo Holdings, Inc. or its successors or assigns (the “Payee”), the unpaid principal balance of the Drawdowns (as defined below), together with interest thereon which shall accrue at a rate equal to ten percent (10%) per annum.  All payments on this Drawdown Promissory Note (this “Note”) shall be due and payable in lawful money of the United States of America.

WHEREAS, on December 21, 2011 the Maker and the Payee entered into that certain Convertible Drawdown Note (the “Original Note”) under which the Maker could request Drawdowns totaling an aggregate of $1,000,000;

WHEREAS, the Maker has received a total of $630,000 in Drawdowns as of January 19, 2012;

WHEREAS, the Maker and Payee now wish to increase the amount available to be drawn down as set forth in the Original Note to the amount set forth in this Note.

1.   Purpose of Note. This Note evidences, and is given in consideration of, a loan in the principal amount of up to one million seven hundred fifty thousand dollars ($1,750,000). This is a revolving credit facility and unless extended or renewed shall be payable in full on the Maturity Date (defined below).

2.   Drawdown Requests. The principal of this Note may be drawndown from time to time prior to the Maturity Date (as defined below), upon written request from Maker to Payee (each, a “Drawdown Request”), which Drawdown Request must state the amount to be drawndown, and must not be an amount less than fifty thousand dollars ($50,000). Payee shall fund each Drawdown Request within five (5) Business Days (as defined below) after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is one million seven hundred fifty thousand dollars ($1,750,000).

3.   Terms of Drawdown Requests. Maker and Payee agree that Maker may request up to one million seven hundred fifty thousand dollars ($1,750,000) for general working capital.

4.   Interest Rate. Interest shall accrue on the outstanding principal balance hereof, up to and including the maximum amount available under this Note, at an annual rate of ten percent (10%).  Notwithstanding anything to the contrary herein, the liability of Maker for payment of interest under this Note shall not exceed the maximum amount permitted by law, and if any payment by Maker includes interest in excess of such maximum amount, Payee shall apply such excess to the reduction of principal or, if none is due, such excess shall be refunded to Maker. Interest shall be computed on the basis of a 360-day year.

5.   Maturity Date. All outstanding principal and accrued interest hereunder shall be due and payable on the twelve (12) month anniversary date hereof (the “Maturity Date”).

6.   Prepayment. This Note may be prepaid, in whole or in part, at any time or times without premium or penalty. All amounts prepaid by Maker to Payee shall be available for re-advancement.

7.   Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

Maker fails to make any payment of principal or interest when due under this Note;

Maker (i) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admits in writing its inability to pay debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated bankrupt or insolvent, (v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) takes any action for the purpose of effecting any of the foregoing:

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Any order, judgment or decree is entered by any court of competent jurisdiction (i) approving a petition seeking reorganization of Maker or all or a substantial part of the assets of Maker, or (ii) appointing a receiver, sequester, trustee or liquidator of Maker or any of its property, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days or more.

8.   Remedies Upon Default. Upon the occurrence of any Event of Default (a) the entire unpaid principal balance hereunder plus all interest accrued thereon shall, at the option of Payee, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Maker.

9.   Remedies Cumulative. No right or remedy conferred upon or reserved to Payee under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur.

10.   Conversion Option.   The entire principal amount of this Note and any accrued interest may be converted into shares of the Maker’s common stock by election of the Payee at any time during the term of this Note.  The number of shares to be issued upon conversion hereof shall be determined as of the date of receipt of a Conversion Notice by the Maker from the Payee by dividing i) the entire principal amount of this Note plus any accrued interest by (ii) the average of the previous five (5) days closing market price of the Maker’s common stock (iii) less 25%, rounded up to the nearest whole share.

Upon conversion of this Note pursuant to this Section 10, the Payee shall surrender this Note.  At its expense, the Maker will, as soon as practicable thereafter, issue and deliver to such Payee a certificate or certificates for the number of shares to which such Payee is entitled upon such conversion, together with any other securities and property to which the Payee is entitled upon such conversion under the terms of this Note, including a check payable to the Payee for any accrued interest due.  Upon conversion of this Note, the Maker will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the Principal amount and accrued interest.

11.   Miscellaneous.

a. Waivers, Amendments, etc. The provisions of this Note may from time to time be amended, modified or waived, only if such amendment, modification or waiver is in a writing signed by Maker and Payee. No failure or delay on the part of Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

b. Notices. All notices and other communications required or permitted to be given under or in connection with this Note shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), express courier service (signature required), or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be only upon receipt thereof):

If to Payee:

Kazuo Holdings, Inc.

c/o Gray & Co.

P.O. Box 832-0816

World Trade Centre

Panama City, Panama

If to Maker:

North Springs Resources Corp.

200 S Virginia, 8th Floor

Reno, Nevada 89501

Phone: (775) 398-3078

c.   Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

d.   Governing Law. This Note shall be governed by the internal laws of the State of Nevada without giving effect to it principles of conflicts of law.

e.   Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

MAKER: North Springs Resources Corp.

/s/ Harry Lappa

By: Harry Lappa

Its: President

PAYEE: Kazuo Holdings, Inc.

___________________

By:

Its:

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